As filed with the Securities and Exchange Commission on September 20, 2024.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENFIRE RESOURCES LTD.

(Exact name of Registrant as Specified in its Charter)

NIA

(Translation of registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1900 – 205 5th Avenue SW

Calgary, Alberta T2P 2V7

(403) 264-9046

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher J. Cummings Christian G. Kurtz Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 Canada (416) 504-0520	Guy P. Lander Carter, Ledyard & Milburn LLP 28 Liberty Street New York, NY 10005 (212) 238-8619	Ted Brown Burnet, Duckworth & Palmer LLP 2400, 525 – 8th Avenue SW Calgary, Alberta T2P 1G1 Canada (403) 260-0298

Approximate date of commencement of proposed sale of the securities to the public: from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant initially filed a registration statement on Form F-1 (File No. 333-275129) on October 23, 2023 (as amended and supplemented from time to time, the “Existing F-1”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 6, 2024. The Existing F-1 was amended by the post-effective amendment No. 1 to Form F-1 filed on April 30, 2024, which was declared effective by the SEC on May 7, 2024. The Existing F-1 related to the secondary offering of up to 45,611,549 common shares of the Registrant (“Common Shares”), warrants to purchase up to 5,625,456 Common Shares, and up to 5,625,456 Common Shares issuable upon exercise of those warrants.

This registration statement is being filed to convert the Existing F-1 into a registration statement on Form F-3. Pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Existing F-1, and such amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. No additional securities are being registered by this registration statement. All filing fees payable in connection with the registration of the secondary offering covered by this Registration Statement were paid by the Company at the time of the initial filing of the Existing F-1.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may issue or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2024

GREENFIRE RESOURCES LTD.

40,918,062 COMMON SHARES

5,625,456 WARRANTS

5,625,456 COMMON SHARES ISSUABLE UPON EXERCISE OF WARRANTS

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to: (i) 40,918,062 common shares (“Common Shares”) of Greenfire Resources Ltd. (“we” or the “Company”) and warrants to purchase up to 5,625,456 Common Shares (“Company Warrants”) held by the Selling Securityholders, which were originally issued in connection with the Business Combination (as defined in our 2023 Annual Report (as defined below)), and (ii) up to 5,625,456 Common Shares that are issuable by us upon the exercise of the Company Warrants (collectively, the “Resale Shares”), through any means described in the section entitled “Plan of Distribution.”

The Business Combination is described in greater detail in our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024, as amended by Amendment No. 1 filed on April 12, 2024 (the “2023 Annual Report”), incorporated by reference in this prospectus.

Capitalized terms used in this prospectus and not otherwise defined have the meanings set forth under the heading “Certain Defined Terms.”

The total number of Resale Shares that may be offered and sold under this prospectus by the Selling Securityholders represent approximately 59% of our current total outstanding Common Shares, or 62% assuming the exercise of all Company Warrants. Further, certain Selling Securityholders beneficially own a significant percentage of our outstanding Common Shares. As of the date of this prospectus, (i) the Greenfire Holders beneficially owned, in the aggregate 27,970,832 Common Shares (representing approximately 42% of all outstanding Common Shares when including 3,098,789 Common Shares issuable upon exercise of Company Warrants of those holders) and (ii) MBSC Sponsor beneficially owned 3,850,000 Common Shares (representing approximately 9% of all outstanding Common Shares when including 2,526,667 Common Shares issuable upon exercise of Company Warrants and vested restricted share units of MBSC Sponsor). The sale of substantial amounts of Common Shares in the public market by any of such Selling Securityholders, or the perception that such sales could occur, could harm the prevailing market price of the Common Shares. Even if the current trading price of the Common Shares is at or significantly below the price at which the MBSC Units were issued in the MBSC IPO, some of the Selling Securityholders may still have an incentive to sell because they could still profit on sales due to the lower purchase price they paid with respect to their securities compared to public securityholders. Public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. See “Risk Factors—Risks Related to Ownership of the Company’s Securities—A significant portion of the Company’s total outstanding securities may be sold into the market in the near future. This could cause the market price of the Common Shares to drop significantly, even if the Company’s business is performing well.”

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Company Warrants, except with respect to amounts received by us upon the exercise of the Company Warrants. Whether holders will exercise their Company Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. Each Company Warrant is exercisable for one Common Share at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than $11.50, we expect that holders would not exercise their Company Warrants. The last reported sales price for the Common Shares on the New York Stock Exchange (“NYSE”) on September 19, 2024, was $7.6 per share. Company Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Company Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, the Company Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Company Warrants. To the extent that any of the Company Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Company Warrants to fund our operations. See “Risk Factors—Risks Related to Ownership of the Company’s Securities—There is no guarantee that the exercise price of Company Warrants will ever be less than the trading price of our Common Shares on the NYSE, and they may expire worthless. In addition, we may reduce the exercise price of the Company Warrants in accordance with the provisions of the Warrant Agreements, and a reduction in exercise price of the Company Warrants would decrease the maximum amount of cash proceeds we could receive upon the exercise in full of the Company Warrants for cash”.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Company Warrants. See “Plan of Distribution”.

The common shares of the Company are traded on the NYSE and the Toronto Stock Exchange (“TSX”) under the symbol “GFR”. The last reported sales prices of the Common Shares on the NYSE and TSX on September 19, 2024 was $7.64 and CAD$10.35, respectively.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Consequently, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. Additionally, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Further, the NYSE rules allow foreign private issuers to follow home country practices in lieu of certain NYSE corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any document incorporated by reference in this prospectus and amendments or supplements to this prospectus.

None of the SEC, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of these securities, or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Any Selling Securityholder may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the sections below entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information.

For investors outside the United States: neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Common Shares and the Company Warrants and the distribution of this prospectus outside the United States.

Information on the website of the Company is not included or incorporated by reference in the registration statement of which this prospectus forms a part.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise indicated or required by context, references in this prospectus to (i) “we,” “us,” “our,” or the “Company” refer to Greenfire Resources Ltd., an Alberta corporation, and its subsidiaries, (ii) “Greenfire” refers to Greenfire Resources Inc., an Alberta corporation that became a wholly-owned subsidiary of the Company upon the closing of the Business Combination (effective as of January 1, 2024, Greenfire Resources Operating Corporation and Greenfire amalgamated, with the surviving corporation continuing as “Greenfire Resources Operation Corporation”, a wholly-owned subsidiary of the Company), and (iii) CAD$ refers to Canadian dollars. Certain amounts that appear in this prospectus may not sum due to rounding.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“2023 Annual Report” are to our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024, as amended by Amendment No. 1 filed on April 12, 2023.

●	“ABCA” are to the Business Corporations Act (Alberta).

●	“bitumen” are to a naturally occurring solid or semi-solid hydrocarbon (a) consisting mainly of heavier hydrocarbons, with a viscosity greater than 10,000 millipascal-seconds (mPa·s) or 10,000 centipoise (cP) measured at the hydrocarbon’s original temperature in the reservoir and at atmospheric pressure on a gas-free basis, and (b) that is not primarily recoverable at economic rates through a well without the implementation of enhanced recovery methods.

●	“Brigade” are to Brigade Capital Management, LP, a Delaware limited partnership.

●	“Business Combination” are to the transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” are to that certain Business Combination Agreement, dated December 14, 2022, as amended on April 21, 2023, June 15, 2023, and September 5, 2023, by and between MBSC, Greenfire, the Company, DE Greenfire Merger Sub Inc and 2476276 Alberta ULC, as amended.

●	“Closing” are to the closing of the Business Combination.

●	“Closing Date” are to September 20, 2023, the date of the Closing.

●	“Company” are to Greenfire Resources Ltd., an Alberta corporation.

●	“Common Shares” are to the common shares in the capital of the Company.

●	“Company Performance Warrants” are to warrants to purchase Common Shares issued to certain former holders of performance warrants of Greenfire, including certain Greenfire Holders, with each such warrant entitling the holder to purchase one the Company Common Share subject to the terms and conditions of the amended and restated performance warrant plan of the Company.

●	“Company Securities” are to the Common Shares and Company Warrants, collectively.

●	“Company Warrants” are to warrants to purchase Common Shares issued to MBSC Sponsor and former securityholders of Greenfire at Closing with each such warrant entitling the holder to purchase one Common Share at an exercise price of $11.50 per Common Share.

●	“Demo Asset” are to the Hangingstone Demonstration Facility, a SAGD thermal oil sands production facility in the Athabasca region of Alberta.

●	“Greenfire” are to Greenfire Resources Inc., an Alberta corporation that became a wholly-owned subsidiary of the Company upon the closing of the Business Combination. Effective as of January 1, 2024, Greenfire amalgamated with Greenfire Resources Operating Corporation, another subsidiary of the Company, with the surviving corporation continuing as “Greenfire Resources Operation Corporation”, a wholly-owned subsidiary of the Company).

●	“Greenfire Founders” are to Annapurna Limited, Spicelo Limited, Modro Holdings LLC and Allard Services Limited.

●	“Greenfire Holders” are to certain former securityholders of Greenfire who are Selling Securityholders under this prospectus, including the Greenfire Founders and certain directors and officers of Greenfire.

●	“Investor Rights Agreement” are to the investor rights agreement into at the Closing by and among the Company, the MBSC Sponsor, the other holders of the Class B common shares of MBSC, the PIPE Investors and certain former Greenfire shareholders.

●	“JACOS” are to Japan Oil Sands Limited.

●	“MBSC” are to M3-Brigade Acquisition III Corp., a Delaware corporation.

●	“MBSC IPO” are to MBSC’s initial public offering of MBSC Units, which closed on October 26, 2021.

●	“MBSC Private Warrant Agreement” are to the Private Warrant Agreement, dated October 21, 2021, between MBSC and Continental Stock Transfer and Trust Company, as warrant agent.

●	“MBSC Sponsor” are to M3-Brigade Sponsor III LP, a Delaware limited partnership.

●	“MBSC Units” are to the units of MBSC sold in the MBSC IPO, each of which consists of one MBSC Class A Common Share and one-third of one publicly traded warrants to purchase Class A common shares of MBSC.

●	“McDaniel” are to McDaniel & Associates Consultants Ltd.

●	“Petroleum Marketer” are to Trafigura Canada General Partnership and Trafigura Canada Limited, collectively.

●	“PIPE Financing” are to the subscription by certain investors for an aggregate of 4,950,496 class A common shares of MBSC for an aggregate purchase price of $50,000,000 pursuant to subscription agreements entered into with MBSC concurrently with the execution of the Business Combination Agreement.

●	“PIPE Investors” are to the investors participating in the PIPE Financing.

●	“Resale Registration Statement” are to the registration statement of which this prospectus forms a part, registering the resale of certain securities held by or issuable to certain former shareholders of MBSC and Greenfire and the PIPE Investors, filed by the Company pursuant to the Investor Rights Agreement.

●	“Rights Plan” are to the Shareholder Rights Plan set forth in the Shareholder Protection Rights Plan Agreement, dated September 18, 2024.

●	“SAGD” are to steam-assisted gravity drainage, an in-situ thermal oil production extraction technique.

●	“Warrant Agreements” are to the Warrant Agreement and Amended and Restated Warrant Agreement, each dated as of September 20, 2023, by and between Greenfire Resources Ltd., Computershare Inc. and Computershare Trust Company, N.A., governing the Greenfire Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, including any related prospectus supplement and any document incorporated by reference herein, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views, as applicable, with respect to, among other things, their respective capital resources, performance and results of operations. Likewise, all of the Company’s statements regarding anticipated growth in operations, anticipated market conditions, demographics, reserves and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “forecasts,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements in this prospectus, any related prospectus supplement and any document incorporated by reference herein reflect the Company’s current views, as applicable, about future events that are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The transactions and events described in this prospectus, any related prospectus supplement and any document incorporated by reference herein may not happen as described (or they may not happen at all). Consequently, forward looking statements are inherently unreliable and you should not place undue reliance on them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	general economic uncertainty and increased costs relating to inflation;

●	risks associated with the Company’s SAGD operations, including reservoir performance, operating cost increases and various other factors, could adversely affect the Company’s operating results;

●	risks associated with the recovery of bitumen using SAGD processes, including uncertainty as to whether bitumen will be recovered in the expected volumes and at the expected economics;

●	the Company’s reliance on the Petroleum Marketer;

●	the risk that the Company’s capital expenditures relating to debottlenecking its production from the Demo Asset and Expansion Asset do not perform as anticipated;

●	risks associated with estimating quantities of reserves and future net revenues to be derived therefrom;

●	the volatility of the market price and liquidity of the Common Shares;

●	the volatility of the prices of crude oil, diluted bitumen, non-diluted bitumen and the differentials among various crude oil prices, natural gas and power;

●	lack of capacity and/or regulatory constraints on gathering and processing facilities, pipeline systems, trucking and railway lines;

●	competition with other oil and natural gas companies;

●	changes to the demand for oil and natural gas products and the rise of petroleum alternatives;

●	changes to current, or implementation of additional, regulations applicable to the Company’s operations;

●	changes to royalty regimes;

v

●	supply chain disruption or a failure to secure the services, materials and equipment necessary for the Company’s operations for the expected price, on the expected timeline, or at all;

●

seasonal weather conditions that may cause operational delay and other severe weather or catastrophic events such as fires, droughts, lightning, earthquakes, extreme cold weather, storms or explosions;

●	operational and financial risks associated with wildfires in Alberta;

●	the Company’s ability to maintain the listing of the Common Shares on the NYSE, the TSX or any other national stock exchange;

●	potential litigation, governmental or regulatory proceedings, investigations or inquiries involving the Company, including in relation to the Business Combination;

●	international, national or local economic, social or political conditions that could adversely affect the companies and their business;

●	the effectiveness of the Company’s internal controls and its corporate policies and procedures;

●	changes in personnel and availability of qualified personnel;

●	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

●	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by the Company due to the Business Combination;

●	the limited experience of certain members of the Company’s management team in operating a public company in the United States;

●	a failure to achieve anticipated benefits of acquisitions or the need to dispose of non-core assets for less than their carrying value on the financial statements as a result of weak market conditions;

●	global political events that affect commodity prices;

●	the risk that the Company’s properties may be subject to actions and opposition by non-governmental agencies;

●	risks associated with the Company’s groundwater licenses;

●	costs associated with abandonment and reclamation that the Company may have to pay;

●	a failure by the Company to obtain the regulatory approvals it needs for general operating activities or compliance for decommissioning;

●	the geographical concentration of the Company’s assets;

●	changes to applicable tax laws or government incentive programs;

●	the Company’s ability to obtain financing to fund the acquisition, exploration and development of properties on a timely fashion and on acceptable terms;

●	defects in the title or rights to produce the Company’s properties;

●	the risk that the Company will be required to surrender lands to the Province of Alberta if annual lease payments are not made;

●	risk management activities that expose the Company to the risk of financial loss and counter-party risk;

●	the occurrence of an uninsurable event;

●	opposition by First Nations groups to the conduct of the Company’s operations, development or exploratory activities;

●	an inability to recruit and retain a skilled workforce and key personnel;

●	the impact of climate change and other environmental concerns on demand for the Company’s products and securities;

●	the potential physical effects of climate change on the Company’s production and costs;

●	the direct and indirect costs of various greenhouse gas and other environmental regulations, existing and proposed;

●	any breaches of the Company’s cyber-security and loss of, or unauthorized access to, data;

●	changes to applicable tax laws and regulations or exposure to additional tax liabilities;

●	the significant increased expenses and administrative burdens that the Company incurs as a public company;

●	internal control weaknesses and any misstatements of financial statements or the Company’s inability to meet periodic reporting obligations;

●	foreign currency and interest rate fluctuations; and

●	failure to comply with anticorruption, economic sanctions, and anti-money laundering laws.

Additionally, statements relating to “reserves” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described exist in the quantities predicted or estimated and can be profitably produced in the future. Forward-looking statements are inherently uncertain. Estimates such as expected revenue, production, operating expenses, transportation and marketing expenses, adjusted EBITDA, general and administrative expenses, interest and financing expense, taxes, capital expenditures, adjusted funds flow, net debt, reserves and other measures are preliminary in nature. There can be no assurance that the forward-looking statements will prove to be accurate and reliance should not be placed on these estimates in making your investment decision with respect to our securities.

The forward-looking statements contained in this prospectus, any related prospectus supplement and any document incorporated by reference herein are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. For a further discussion of the risks and other factors that could cause the Company’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statements, please see the disclosure under the heading “Risk Factors” in this prospectus, any related prospectus supplement and any document incorporated by reference herein. There may be additional risks that the Company does not now know or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made in making these forward-looking statements prove incorrect, actual results may vary materially from those projected in these forward-looking statements. While such forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. Forward-looking statements are inherently unreliable, so you should not place undue reliance on any forward-looking statements.

SUMMARY OF PROSPECTUS

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus, any related prospectus supplement, and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference”, including the information set forth in the section entitled “Risk Factors” in this prospectus, any related prospectus supplement and any document incorporated by reference herein. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “we,” “our,” “us” and other similar terms refer to Greenfire Resources Ltd. and its consolidated subsidiaries.

Our Company

The Company is an intermediate-sized oil sands producer focused on responsible energy development in the Athabasca region of Alberta, Canada. The Company is actively developing its existing producing assets using steam-assisted gravity drainage (SAGD), an enhanced oil recovery extraction method, to responsibly increase the economic recovery of oil.

  The Company’s two principal properties, the Demo Asset and the Expansion Asset, both use SAGD to produce bitumen reserves. Both the Demo Asset and Expansion Asset are considered tier-one SAGD reservoirs in that they have no top gas, bottom water or lean zones. Top gas, bottom water or lean zones are considered “thief zones” as they provide an unwanted outlet for steam and reservoir pressure. Thief zones require costly downhole pumps and recurring pump replacements to achieve targeted production rates, leading to higher capital and operating expenditures.

Business Combination

On September 20, 2023 (the “Closing Date”), the Company consummated the Business Combination with MBSC, Greenfire and the other parties to the Business Combination Agreement. The Business Combination is described in greater detail in our 2023 Annual, incorporated by reference in this prospectus.

Corporate Information

The Company’s principal office is located at 2700, 525-8th Avenue SW, Calgary, Alberta, Canada T2P 1G1, our registered office is located at 1900 – 205 5th Avenue SW, Calgary, Alberta, T2P 2V7 and our telephone number is (403) 264-9046. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website at http://www.sec.gov contains our reports and other information that we file electronically with the SEC. Company’s website is https://www.greenfireres.com.

Use of Proceeds

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Company Warrants, except with respect to amounts received by us upon the exercise of the Company Warrants, if any. Whether holders will exercise their Company Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares and whether holders pay cash for the exercise or exercise the Company Warrants on a cashless basis. Each Company Warrant is exercisable for one Common Share at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than $11.50, we expect that holders would not exercise their Company Warrants. The last reported sales prices of the Common Shares on the NYSE and TSX on September 19, 2024 was $7.64 and CAD$10.35, respectively. Company Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Company Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, the Company Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Company Warrants. To the extent that any of the Company Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise.

THE OFFERING

Securities offered by the Selling Securityholders	We have registered the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 40,918,062 Common Shares and Company Warrants to purchase 5,625,456 Common Shares.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the Common Shares and Company Warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of September 19, 2024, we had 69,468,064 Common Shares outstanding. The number of Common Shares outstanding prior to this offering excludes (i) up to 7,526,667 Common Shares issuable upon the exercise of Company Warrants, with an exercise price of $11.50 per share, and (ii) up to 2,519,503 Common Shares issuable upon the exercise of Company Performance Warrants, with exercise prices that range from CAD$2.14 to CAD$11.09.

RISK FACTORS

You should carefully review and consider, in addition to the following risk factors and the other information contained in this prospectus, the risks described under the heading “Risk Factors” in our 2023 Annual Report, which is incorporated herein by reference, as well as the risks that are described in the other documents incorporated by reference into this prospectus. The occurrence of one or more of the events or circumstances described in those risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. This could cause the trading price of the Common Shares or the Company Warrants to decline, perhaps significantly, and therefore you may lose all or part of your investment. You should carefully consider those risk factors in conjunction with the other information included or incorporated by reference in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements”. The risks discussed below and in the other documents incorporated by reference into this prospectus are not exhaustive and are based on certain assumptions made by the Company, which later may prove to be incorrect or incomplete. Investors are encouraged to perform their own investigation of the business, financial condition and prospects of the Company. The Company may face additional risks and uncertainties that are not now known to it, or that are currently deemed immaterial, which may also impair its business or financial condition.

A significant portion of the Company’s total outstanding securities may be sold into the market in the near future. This could cause the market price of the Common Shares to drop significantly, even if the Company’s business is performing well.

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Shares.

The total number Resale Shares being offered for resale in this prospectus represent approximately 59% of our current total outstanding Common Shares, or 62% assuming the exercise of all Company Warrants. Further, certain Selling Securityholders beneficially own a significant percentage of our outstanding Common Shares. As of the date of this prospectus, (i) the Greenfire Holders beneficially owned, in the aggregate 27,970,832 Common Shares (representing approximately 42% of all outstanding Common Shares when including 3,098,789 Common Shares issuable upon exercise of Company Warrants of those holders) and (ii) MBSC Sponsor beneficially owned 3,850,000 Common Shares (representing approximately 9% of all outstanding Common Shares when including 2,526,667 Common Shares issuable upon exercise of Company Warrants and vested restricted share units of MBSC Sponsor). The sale of substantial amounts of Common Shares in the public market by any of such Selling Securityholders, or the perception that such sales could occur, could harm the prevailing market price of the Common Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell Common Shares in the future at a time and at a price that it deems appropriate.

Given the relatively lower purchase prices that certain securityholders paid to acquire Common Shares, those certain securityholders in some instances would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such certain securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, (a) the MBSC Sponsor received its 3,850,000 Common Shares in exchange for class B common shares of MBSC, which were originally purchased for a purchase price equivalent to approximately $0.0033 per share and (b) certain Selling Securityholders that are former Greenfire shareholders received their Common Shares in exchange for securities of Greenfire for little or no cash consideration. The last reported sales prices of the Common Shares on the NYSE and TSX on September 19, 2024 was $7.64 and CAD$10.35, respectively. Even though the trading price of the Common Shares is currently significantly below the last reported sales price on the NYSE of $9.37 on the Closing Date of the Business Combination, all of such certain securityholders may have an incentive to sell their Common Shares because they acquired them in exchange for securities acquired for prices lower, and in some cases significantly lower, than the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. Based on the current trading price of the Common Shares, MBSC Sponsor and the Greenfire Holders could earn up to approximately $7.6367 and 7.64, respectively, in potential profit per share if they were to sell those Common Shares at the current trading price. Certain Selling Securityholders also hold, in the aggregate, 1,621,343 Company Performance Warrants, with exercise prices that range from CAD$2.14 to CAD$2.84 (US$1.58 to US$2.09, using an exchange rate of 1.00 USD to 1.36 CAD as of September 19, 2024) and could earn up to approximately US$6.06 in profit per share if they were to sell the Common Shares issuable upon exercise of those Company Performance Warrants at the current trading price. The PIPE Investors purchased their Common Shares at US$10.10 per share and would not earn a profit if they were to sell those shares at the current trading price.

Investors who have purchased Common Shares on the NYSE following the Business Combination or will do so are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices and the current trading price.

Certain significant shareholders of the Company have announced an agreement to sell their Common Shares to a purchaser that would become the largest shareholder of the Company and, as a result, would gain considerable influence over our affairs.

On September 16, 2024, Allard Services Limited, Annapurna Limited and Modro Holdings LLC announced that they have agreed to sell, collectively, an aggregate of 29,988,854 Common Shares (approximately 43.2% of all outstanding Common Shares) to certain limited partnerships managed by Waterous Energy Fund Management Corp. (collectively, “WEF”) for consideration of CAD$10.93 per share (the “Proposed Acquisition”). Completion of the Proposed Acquisition is subject to closing conditions, which may include receipt of certain regulatory approvals. If the Proposed Acquisition is completed, WEF will become our largest shareholder, and accordingly, may have significant influence over our management and affairs and would hold considerable influence over matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or our assets. The interests of WEF could conflict with or differ from interests of other shareholders. This concentration of ownership may also delay, deter or prevent a change in control, and may make some transactions more difficult or impossible to complete without the support of WEF, regardless of the effect of such transactions on our other shareholders. The interests of WEF may differ from the interests of other shareholders and may result in corporate decisions that are disadvantageous to other shareholders.

Closing of the Proposed Acquisition will result in a Flip-In Event pursuant to the Rights Plan and, as a result, the Proposed Acquisition may not be completed and if the Proposed Acquisition is completed any shareholder who does not exercise their Rights may suffer substantial dilution.

Under the Rights Plan, the Common Shares that WEF has agreed to purchase pursuant to the Proposed Acquisition are not considered to be beneficially owned by WEF as at the effective date of the Rights Plan and as a result WEF will not be considered to be a “Grandfathered Person” pursuant to the terms of the Rights Plan. As such, to the extent that WEF (or its affiliates, associates and joint actors) completes the acquisition of 20% or more of the Common Shares pursuant to the Proposed Acquisition will result in WEF becoming an “Acquiring Person” under the terms of the Rights Plan and result in a “Flip-In Event” under the Rights Plan. The result of WEF becoming an Acquiring Person is all shareholders (other than WEF) would be able to exercise their Rights at a significant discount to market resulting in significant dilution to WEF's interest in the Company. As a result, WEF may take actions to avoid completing the Proposed Acquisition. The actions taken by WEF or the failure to close the Proposed Acquisition could have detrimental impacts on the Company and the share price of the Common Shares.

If the Proposed Acquisition is completed while the Rights Plan is in place, WEF and any other shareholder who fails to exercise their Rights may suffer substantial dilution.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company could receive up to an aggregate of approximately $64.6 million from the exercise of Company Warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of Company Warrants, if any, to support the Company’s execution of its capital program. Our management will have broad discretion over the use of any proceeds received from the exercise of the Company Warrants.

There is no assurance that the holders of Company Warrants will elect to exercise any or all of the Company Warrants. Whether holders of Company Warrants will exercise their Company Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares and whether the holders pay cash for the exercise or exercise with warrants on a cashless basis. The last reported sales prices of the Common Shares on the NYSE and TSX on September 19, 2024 was $7.64 and CAD$10.35, respectively. Each Company Warrant is exercisable for one Common Share at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than $11.50, we expect that holders of Company Warrants would not exercise their Company Warrants. Although we could receive up to an aggregate of approximately $64.6 million if all of the Company Warrants are exercised for cash, we would only receive any proceeds if and when the holders exercise those warrants. The Company Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Company Warrants may not be exercised prior to their maturity on September 20, 2028, even if they are in the money, and as such, the Company Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of the Company Warrants. To the extent that any of the Company Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise.

DESCRIPTION OF THE COMPANY SECURITIES

This section of the prospectus includes a description of the material terms of the Company’s governing documents and applicable Canadian law. The following is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Canadian law that have not become effective as per the date of this prospectus. The description is qualified in its entirety by reference to the complete text of the articles of incorporation of the Company, as may be amended and/or restated from time to time (the “Company Articles”) and the bylaws of the Company, as may be amended and/or restated from time to time (the “Company Bylaws).We urge you to read the full text of the Company Articles and the Company Bylaws.

Authorized Share Capital

The authorized share capital of the Company consists of an unlimited number of the Common Shares and unlimited number of preferred shares (the “Company Preferred Shares”), issuable in series. As of September 19, 2024, 69,468,064 Common Shares were issued and outstanding.

Share Terms

The Common Shares

Voting Rights

The holders of the Common Shares are entitled to receive notice of, to attend and to one vote per Common Share held at any meeting of shareholders of the Company, except meetings at which only holders of a different class or series of shares of the Company are entitled to vote.

Dividend Rights

Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Common Shares in respect of dividends, the holders of the Common Shares are entitled to receive dividends at such times and in such amounts as the Board may determine from time to time.

Liquidation

Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Common Shares in respect of return of capital on dissolution, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company or any other distribution of its assets among the shareholders of the Company for the purpose of winding up its affairs (such event, a “Distribution”), holders of the Common Shares shall be entitled to receive all declared but unpaid dividends thereon and, thereafter, to share rateably in such assets of the Company as are available with respect to such Distribution.

Shareholder Rights Plan

On September 18, 2024, the Board approved the Shareholder Rights Plan (the “Rights Plan”) as set forth in the Shareholder Protection Rights Plan Agreement, dated September 18, 2024 (the “Rights Plan Agreement”). The purpose of the Rights Plan is to ensure, to the extent possible, that (a) all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other attempt to acquire control of the Company (including by way of a “creeping” take-over bid or the acquisition of a control block through private agreements between a few large shareholders) and (b) the Board has sufficient opportunity to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any unsolicited take-over bid or other attempt to acquire control of the Company, including pursuant to the Board's current evaluation of strategic alternatives to maximize shareholder value.

The following is a summary of the principal terms of the Rights Plan. This summary is qualified in its entirety by the provisions of the Rights Plan Agreement, a copy of which is included as an exhibit to this registration statement.

Effective Date and Term

The Rights Plan became effective on September 18, 2024 (the “Effective Date”), after approval by the Board on September 18, 2024. Under the rules of the Toronto Stock Exchange, a rights plan must be ratified by shareholders at a meeting held within six months following the adoption of the plan. Pending shareholder ratification and approval of the Rights Plan, the Rights Plan will remain in effect so that its intent is not circumvented prior to the meeting. If the Rights Plan is not ratified by the Company's shareholders within six months of its adoption, the Rights Plan and all Rights (as defined below) issued thereunder will terminate and cease to be effective at that time.

Issue of Rights

Pursuant to the Rights Plan, one right (a “Right”) will be issued and attached to each Common Share outstanding at the record time, which is 5:00 p.m. (Calgary time) on September 27, 2024. A Right will also be attached to each Common Share issued after the record time. The issuance of the Rights will not change the manner in which shareholders trade their Common Shares.

Subject to the terms of the Rights Plan, the Rights issued under the Rights Plan become exercisable only if a person (the “Acquiring Person”), together with certain related persons (including persons “acting jointly or in concert” as defined in the Rights Plan), acquires or announces its intention to acquire 20% or more of the Common Shares without complying with the “Permitted Bid” provisions of the Rights Plan. Following a transaction that results in a person becoming an Acquiring Person, the Rights entitle the holder thereof (other than the Acquiring Person and certain related persons) to purchase Common Shares at a significant discount to the market price at that time.

Rights Exercise Privilege

The Rights are not exercisable initially. The Rights generally separate from the Common Shares and become exercisable ten trading days after the earlier of (i) the first date of public announcement by the Company or the Acquiring Person that a person has become an Acquiring Person or (ii) the date of commencement of or first public announcement of the intention of any person to commence a take-over bid, other than by an acquisition pursuant to a Permitted Bid or Competing Permitted Bid (each as defined below) or such later time as may be determined by the Board pursuant to the terms of the Rights Plan (in any such case, the “Separation Time”).

Grandfathered Person

The Rights Plan will not be triggered solely by the holding of 20% or more of the Common Shares by a shareholder and its affiliates, associates and joint actors prior to the date hereof, as any such person would be “Grandfathered Persons” (as defined in the Rights Plan) subject to the terms of the Rights Plan; however, subsequent purchases of Common Shares of the Company by a Grandfathered Person after the Effective Date may cause such person to become an Acquiring Person pursuant to the terms of the Rights Plan.

Under the Rights Plan, the Common Shares that WEF has agreed to purchase pursuant to the Proposed Acquisition are not considered to be beneficially owned by WEF as at Effective Date and as a result WEF will not be considered to be a Grandfathered Person pursuant to the terms of the Rights Plan. As such, to the extent that WEF (or its affiliates, associates and joint actors) completes the acquisition of 20% or more of the Common Shares pursuant to the Proposed Acquisition it will result in WEF becoming an Acquiring Person under the terms of the Rights Plan. The effect of the Rights Plan is to prevent WEF from acquiring more than 20% of the outstanding Common Shares pursuant to the Proposed Acquisition or otherwise other than pursuant to a Permitted Bid (as defined below) or as otherwise permitted under the Rights Plan.

Permitted Bids and Competing Permitted Bids

The Rights Plan is not triggered if an offer to acquire Common Shares would allow sufficient time for the Company’s shareholders to consider and react to the offer and would allow them to decide to tender or not tender without the concern that they will be left with illiquid Common Shares should they not tender.

A “Permitted Bid” is a take-over bid made in compliance with the Canadian take-over bid regime. Specifically, a Permitted Bid is a take-over bid that is made to all shareholders, that is open for 105 days (or such shorter period as is permitted under the Canadian take-over bid regime) and that contains certain conditions, including that no Common Shares will be taken up and paid for unless more than 50% of the Common Shares that are held by Independent Shareholders (as defined in the Rights Plan) are tendered to the take-over bid.

A “Competing Permitted Bid” is a take-over bid, meeting certain conditions, that is made while another Permitted Bid is in existence.

A Permitted Bid is not required to be approved by the Board and such bids may be made directly to Shareholders. Acquisitions of Common Shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event (as defined below).

Flip In Event

A transaction in which a Person becomes an Acquiring Person is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person on or after the earlier of the Separation Time or the Stock Acquisition Date (as defined in the Rights Plan), will become void upon the occurrence of a Flip-in Event. After the close of business on the tenth trading day after the first public announcement of the occurrence of a Flip-in Event, each Right (other than those held by the Acquiring Person) will entitle the holder to purchase, for the “Exercise Price” (as defined in the Rights Plan), that number of Common Shares having an aggregate market price equal to three times the Exercise Price.

If a holder of Common Shares holds Rights and it does not exercise them following a Flip-in Event, a Shareholder may suffer substantial dilution. By permitting holders of Rights other than an Acquiring Person to acquire Common Shares at a discount to market value, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the Common Shares other than by way of a Permitted Bid or other than in circumstances where the Rights are redeemed or the Board waives the application of the Rights Plan.

Waiver and Redemption

The Board may, before the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event that would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities laws to all of the Company’s holders of Common Shares. In such event, the Board shall be deemed to also have waived the application of the Rights Plan to any other Flip-in Event occurring as a result of any other takeover bid made under a circular prepared in accordance with applicable securities laws to all of the holders of Common Shares prior to the expiry of any take-over bid for which the Rights Plan has been waived or deemed to have been waived.

Subject to the prior consent of the Company’s shareholders, the Board may also, before the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event that would occur as a result of an acquisition of Common Shares other than pursuant to a take-over bid made under a circular prepared in accordance with applicable securities laws to all of the Company’s holders of Common Shares.

In such event, the Board shall extend the Separation Time to a date at least ten business days subsequent to the meeting of shareholders called to approve such waiver.

The Board may also waive the application of the Rights Plan to an inadvertent Flip-in Event, on the condition that the person who became an Acquiring Person in the Flip-in Event reduces its beneficial ownership of Common Shares such that it is not an Acquiring Person within ten days of the determination of the Board (or any earlier or later time specified by the Board).

Subject to the prior consent of the Company's shareholders, until the occurrence of a Flip-in Event, the Board may choose to redeem all but not less than all of the then outstanding Rights at $0.00001 per Right. In the event that a person acquires Common Shares pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a transaction for which the Board have waived the application of the Rights Plan, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the redemption price.

Amendment

Before shareholder confirmation of the Rights Plan, the Board may, without the approval of holders of Common Shares and Rights, amend, supplement, vary, delete or rescind the Rights Plan in order to make any changes that the Board, acting in good faith, may deem necessary or desirable.

Following shareholder confirmation of the Rights Plan, the Board may, without the approval of holders of Common Shares and Rights, make amendments: (i) to correct clerical or typographical errors; and (ii) which are required to maintain the validity of the Rights Plan as a result of any change in applicable legislation, regulations or rules thereunder. Any such amendment, if made before the Separation Time, be submitted for approval to the holders of Common Shares at the next meeting of shareholders and, if made after the Separation Time, must be submitted to the holders of Rights for approval.

At any time before the Separation Time, the Board may, with the prior consent of holders of Common Shares and Rights, received at the special meeting called and held for such purpose, amend, vary or rescind any of the provisions of the Rights Plan or the Rights, whether or not such action would materially adversely affect the interests of the Rights generally.

At any time after the Separation Time, the Board may, with prior consent of the holders of Rights received at the meeting called and held for such purpose, amend, vary or rescind any of the provisions of the Rights Plan or the Rights, whether or not such action would materially adversely affect the interests of the Rights generally.

The Company Preferred Shares

Issuance in Series

The Company’s board of directors (the “Board”) may: (a) at any time and from time to time issue Company Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board; and (b) from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of the Company Preferred Shares including, without limiting the generality of the foregoing: the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

As of the date of this prospectus, no Company Preferred Shares are issued and outstanding.

Dividend Rights

The holders of each series of the Company Preferred Shares will be entitled, in priority to holders of the Common Shares and any other shares of the Company ranking junior to the Company Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of the Company Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

Liquidation

In the event of a Distribution, the holders of each series of the Company Preferred Shares will be entitled, in priority to holders of the Common Shares and any other shares of the Company ranking junior to the Company Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of the Company Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

 Notices

The Company Bylaws provide that, if the Company is not a reporting issuer, a notice of the time and place of each meeting of shareholders of the Company will be sent not less than seven (7) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote at the meeting. As the Company is currently a “reporting issuer”, the Company Bylaws require a notice of the time and place of each meeting of shareholders of the Company to be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting. For the purposes of the ABCA, a “reporting issuer” means a corporation that is a reporting issuer as defined in the Securities Act (Alberta), or a corporation that is a reporting issuer or a substantially similar corporation under the laws of another jurisdiction in Canada.

For the purpose of determining shareholders of the Company entitled to receive notice of or to vote at a meeting of shareholders of the Company, the directors of the Company may fix in advance a date as the record date for such determination, but that record date will not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which such meeting is to be held.

Amendment/Variation of Class Rights

Under the ABCA, certain fundamental changes, such as changes to a corporation’s articles, changes to authorized share capital, continuances out of province, certain amalgamations, sales, leases or other exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business of the corporation), certain liquidations, certain dissolutions, and certain arrangements are required to be approved by special resolution.

A special resolution under the ABCA is a resolution: (a) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of such resolution at a meeting duly called and held for that purpose; or (b) signed by all shareholders entitled to vote on the resolution. However, pursuant to the ABCA, where a corporation is not a reporting issuer, a resolution (whether it is a special resolution or ordinary resolution) in writing signed by holders of at least two-thirds of the shares entitled to vote on that resolution is sufficient for such resolution to become effective.

In certain cases, an action that prejudices, adds restrictions to or interferes with rights or privileges attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.

Company Directors — Appointment and Retirement

The Company Bylaws provide that, subject to the limitations and requirements provided in the Company Articles, the number of directors of the Company shall be determined from time to time by resolution of the shareholders of the Company or the Board. Under the Company Articles, the Board is to consist of a minimum of one and a maximum of 13 directors. Under the provisions of the ABCA, as the Company is currently a “reporting issuer” in Alberta and Ontario, the Company Board shall not have fewer than three directors. Currently, the Company Board has six directors.

Company directors are generally elected by shareholders by ordinary resolution; however, the Company Articles also provide that the Board may, between annual general meetings of shareholders, appoint one or more additional directors to serve until the next annual general meeting, but the number of additional directors so appointed may not at any time exceed one-third of the number of directors who held office at the expiration of the previous annual general meeting.

The Company Bylaws provide that director nominees may be made at the discretion of the Board as well as by shareholders of the Company if made in accordance with the Advance Notice Provisions of the Company Bylaws. The Advance Notice Provisions in the Company Bylaws set forth the procedure requiring advance notice to the Company from a shareholder who intends to nominate a person for election as a director of the Company. Among other things, the Advance Notice Provisions provide for a deadline by which a shareholder must notify the Company of an intention to nominate directors prior to any meeting of shareholders at which directors are to be elected and specify the information that the nominating shareholder must include in such notice in order for the director nominees to be eligible for nomination and election at the meeting.

Company Directors — Voting

Questions arising at any meeting of the Board will be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors, as the case may be. A resolution in writing dealing with all matters required by the ABCA to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the ABCA relating to meetings of directors.

Powers and Duties of Company Directors

Under the ABCA, the directors of the Company are charged with the management, or supervision of the management, of the business and affairs of the Company. In discharging their responsibilities and exercising their powers, the ABCA requires that the directors: (a) act honestly and in good faith with a view to the best interests of the corporation; and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These duties are commonly referred to as the directors’ “fiduciary duties” of loyalty and care, respectively. Further, the directors’ responsibilities may not be delegated (or abdicated) to shareholders and include the obligation to consider the long-term best interests of the corporation and it may be appropriate for the directors to consider (and not unfairly disregard) a broad set of stakeholder interests including the interests of shareholders, employees, suppliers, creditors, consumers, government and the environment.

Directors’ and Officers’ Indemnity

Under subsection 124(1) of the ABCA, except in respect of an action by or on behalf of the Company to procure a judgment in the Company’s favor, the Company may indemnify a current or former director or officer or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative, investigative or other actions or proceedings in which the Indemnified Person is involved by reason of being or having been director or officer of the Company, if (a) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Company, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful (collectively, the “Discretionary Indemnification Conditions”).

Notwithstanding the foregoing, subsection 124(3) of the ABCA provides that an Indemnified Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the Company if the Indemnified Person (a) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (b) fulfills the Discretionary Indemnification Conditions (collectively, the “Mandatory Indemnification Conditions”). Under subsection 124(3.1) of the ABCA, the Company may advance funds to an Indemnified Person in order to defray the costs, charges and expenses of such a proceeding. However, the Indemnified Person must repay the funds if the Indemnified Person does not fulfill the Mandatory Indemnification Conditions. The indemnification may be made in connection with a derivative action only with court approval and only if the Discretionary Indemnification Conditions are met.

Subject to the aforementioned prohibitions on indemnification, an Indemnified Person will be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (a) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (b) (i) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

As permitted by the ABCA, the Company’s Bylaws will require the Company to indemnify directors or officers of the Company, former directors or officers of the Company or other individuals who, at the Company’s request, act or acted as directors or officers or in a similar capacity of another entity of which the Company is or was a shareholder or creditor (and such individual’s respective heirs and personal representatives) to the extent permitted by the ABCA. Because the Company’s Bylaws will require that indemnification be subject to the ABCA, any indemnification that the Company provides is subject to the same restrictions set out in the ABCA which are summarized, in part, above.

The Company may also, pursuant to subsection 124(4) of the ABCA, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each person referred to in subsection 124(1) of the ABCA against any liability incurred by such person as a result of their holding office in the Company or a related body corporate.

Take Over Provisions

National Instrument 62-104 — Take Over Bids and Issuer Bids (“NI 62-104”) applies to the Company and provides that a takeover bid is triggered when a person makes an offer to acquire outstanding voting securities or equity securities of a class made to one or more persons, any of whom are in the local jurisdiction, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. When a takeover bid is triggered, an offeror must comply with certain requirements. These include making the offer of identical consideration to all holders of the class of security that is the subject of the bid, making a public announcement of the bid in a newspaper and sending out a bid circular to securityholders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a takeover bid are required to evaluate the proposed bid and circulate a directors’ circular indicating whether they recommend to accept or reject the bid or state that they are unable to make, or are not making, a recommendation regarding the bid. Strict timelines must be adhered to. NI 62-104 also contains a number of exemptions to the takeover bid and issuer bid requirements.

Compulsory Acquisitions

Subsection 195(2) of the ABCA provides that, if within the time limited in a takeover bid for its acceptance or within 120 days after the date of a takeover bid, whichever period is shorter, the bid is accepted by the holders of not less than 90% of the shares of any class of shares of a corporation to which the takeover bid relates, other than shares of that class held at the date of the takeover bid by or on behalf of the offeror or an affiliate or associate of the offeror, the offeror is entitled, on the bid being so accepted and on complying with the ABCA, to acquire the shares of that class held by an offeree who does not accept the takeover bid.

Reporting Obligations under Canadian Securities Law

The Company became a “reporting issuer” in Canada when the Common Shares became listed on the TSX. As a reporting issuer, the Company is subject to continuous disclosure obligations in Canada that include the requirement for a reporting issuer to file annual and quarterly financial statements together with related management’s discussion and analysis, and prepare and file reports upon the occurrence of any “material change” (as defined under applicable Canadian securities law). In addition, a reporting issuer’s “reporting insiders” (as defined under applicable Canadian securities law) are required to file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of the issuer and their interests in, and rights and obligations associated with, related financial instruments.

Reporting Obligations under U.S. Securities Law

The Company is a “foreign private issuer” under the securities laws of the United States and the exchange listing rules of the NYSE (the “Listing Rules”). Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. The Company intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the U.S. Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and the Listing Rules. Subject to certain exceptions, the Listing Rules permit a “foreign private issuer” to comply with its home country rules in lieu of the Listing Rules.

Additionally, because the Company qualifies as a “foreign private issuer” under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including, among others: (a) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (b) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and (c) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

Listing of the Company Securities

The Common Shares have been listed for trading on the NYSE under the symbol “GFR” since September 21, 2023, and on the TSX under the symbol “GFR” since February 8, 2024.

The Company Warrants are not, and are not expected to be, listed for trading on the NYSE or another national securities exchange.

Certain Insider Trading and Market Manipulation Laws

Canadian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of some of those laws as such laws exist as of the date of this prospectus and should not be viewed as legal advice for specific circumstances.

The Company has adopted an insider trading policy that provides for, among other things, rules on transactions by members of the board of directors of the Company, Company officers and Company employees in respect of securities of the Company or financial instruments, the value of which is determined by the value of the Company securities.

United States

United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. A “security” includes not just equity securities, but any security (e.g., derivatives). The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). Thus, members of the board of directors of the Company, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company (including the Company’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.

Canada

Canadian securities laws prohibit any person or company in a special relationship with an issuer from purchasing or selling a security with the knowledge of a material fact or material change that has not been generally disclosed (known as “material, non-public information”). Further, Canadian securities laws also prohibit: (a) an issuer and any person or company in a special relationship with the issuer, other than when it is necessary in the course of business, from informing another person or company of a material fact or material change with respect to the issuer before the material fact or material change has been generally disclosed (known as “tipping”); and (b) an issuer and any person or company in a special relationship with an issuer, with knowledge of a material fact or material change with respect to the issuer that has not been generally disclosed, from recommending or encouraging another person or company: (i) to purchase or sell a security of the issuer; or (ii) to enter into a transaction involving a security the value of which is derived from or varies materially with the market price or value of a security of the issuer. A “security” includes not just equity securities, but any security (e.g., derivatives).

A person or company is in a special relationship with an issuer if: (a) the person or company is an insider, affiliate or associate of (i) the issuer, (ii) a person or company that is considering or evaluating whether to make a takeover bid, or a person or company that is proposing to make a takeover bid, for the securities of the issuer, or (iii) a person or company that is considering or evaluating whether, or a person or company that is proposing: (A) to become a party to a reorganization, amalgamation, merger or arrangement or a similar business combination with the issuer, or (B) to acquire a substantial portion of the property of the issuer; (b) the person or company has engaged, is engaging, is considering or evaluating whether to engage, or proposes to engage, in any business or professional activity with or on behalf of: (i) the issuer, or (ii) a person or company described in clause (a)(ii) or (iii) above; (c) the person is a director, officer or employee of (i) the issuer, (ii) a subsidiary of the issuer, (iii) a person or company that controls the issuer, directly or indirectly, or (iv) a person or company described in clause (a)(ii) or (iii) or (b) above; (d) the person or company learned of material, non-public information about the issuer while the person or company was a person or company described in clause (a), (b) or (c) above; or (e) the person or company (i) learns of material, non-public information about the issuer from any other person or company described in this section, including a person or company described in this clause, and (ii) knows or ought reasonably to have known that the other person or company is a person or company in a special relationship with the issuer. Thus, directors, officers and employees of the Company may not purchase or sell the Common Shares or other securities of the Company when he or she is in possession of material, non-public information regarding the Company (including the Company’s business, prospects or financial condition), nor may they inform (or “tip”) anyone else of such material, non-public information regarding the Company.

Restrictions on Trading pursuant to Rule 144

Common Shares received in the Business Combination by persons who became affiliates of the Company for purposes of Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may be resold by them only in transactions permitted by Rule 144, pursuant to an effective registration under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company as well as its principal shareholders.

Registration Rights

Pursuant to the Investor Rights Agreement, among other matters provided for therein, the Company agreed to file a shelf resale registration statement with the SEC (at the Company’s sole cost and expense). The initial resale registration on Form F-1 was declared effective by the SEC on February 6, 2024. The Company also agreed to take certain actions to maintain the shelf resale registration until such time as there are no longer any “Registrable Securities” (as defined in the Investor Rights Agreement), including to convert the initial resale registration statement on Form F-1 into a shelf registration statement on Form F-3, which is the registration statement of which this prospectus forms a part. Among other things, in certain circumstances, the holders of Registrable Securities can demand the Company’s assistance with underwritten offerings and block trades. The holders will also be entitled to customary piggyback registration rights.

Company Warrants

Each of the Company Warrants is exercisable solely for one Common Share. The per share exercise price for the Common Shares issuable upon exercise of the Company Warrants is $11.50, subject to adjustment, on the terms and conditions set forth in the Warrant Agreements. Each Company Warrant shall expire five years after the date of the Closing of the Business Combination.

The Company has not, and does not intend to, list the Company Warrants on the NYSE, the TSX or another securities exchange.

Company Incentive Plan

The Company adopted an omnibus share incentive plan that provides for the grant of options, share units and DSUs for certain qualified directors, executive officers, employees or consultants of the Company, which is designed to provide flexibility to the Company to grant equity-based incentive awards in the form of the opinions, units and DSUs under a single, streamlined plan. The board of directors began making awards under the incentive plan in February 2024, including awards of performance share units to executive officers and a mix of performance share units and restricted share units to other employees. The performance share units have performance multipliers ranging from nil to 2.0x based equally on average production and share price, and are subject to three-year cliff vesting, while the restricted share units vest in one-third increments over three years. The board of directors of the Company expects to continue to grant awards under the incentive plan to align the interests of the recipients of the awards with the Company. The incentive plan is subject to applicable laws and stock exchange rules.

Transfer Agent and Warrant Agent

The transfer agent for the Common Shares in the United States is Odyssey Trust Company. Each person investing in the Common Shares to be held through Odyssey must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a shareholder of the Company.

For as long as any the Common Shares are listed on the NYSE or on any other stock exchange operating in the United States, the laws of the State of New York will apply to the property law aspects of the Common Shares reflected in the register administered by the Company’s transfer agent.

The warrant agent for the Company Warrants is Computershare Trust Company, N.A.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares or Company Warrants being offered for resale by this prospectus. In addition, this prospectus relates to the offer and sale of up to 5,625,456 Common Shares issuable upon exercise of the Company Warrants.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

Given the relatively lower purchase prices that certain Selling Securityholders paid to acquire Common Shares, these Selling Securityholders, in some instances, would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such Selling Securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, as of the date of this prospectus, (a) the Greenfire Holders hold, in the aggregate, 27,970,832 Common Shares and 3,098,789 Company Warrants, which were acquired by those Selling Securityholders pursuant to the Business Combination in exchange for securities of Greenfire that had been issued to employees, investors and others through private placements, equity award grants and other sales for little or no cash consideration, and (b) MBSC Sponsor and certain other Selling Securityholders hold 4,250,000 Common Shares that they acquired pursuant to the Business Combination in exchange for class B common shares of MBSC originally issued in a private placement for a purchase price of approximately $0.0033 per share. For example, (a) the MBSC Sponsor received its 3,850,000 Common Shares in exchange for common shares of MBSC that were originally purchased for a purchase price equivalent to approximately $0.0033 per share and (b) the Greenfire Holders received their Common Shares in exchange for securities of Greenfire for little or no cash. The last reported sales prices of the Common Shares on the NYSE and TSX on September 19, 2024 was $7.64 and CAD$10.35,, respectively. The Company Warrants are not listed for trading on the NYSE or another national exchange. Even though the trading price of the Common Shares is currently significantly below the last reported sales price on the NYSE of $9.37 on the Closing Date of the Business Combination, all of such Selling Securityholders may have an incentive to sell their Common Shares because they acquired them in exchange for securities acquired for prices lower, and in some cases significantly lower, than the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. Based on the current trading price of the Common Shares, MBSC Sponsor and the Greenfire Holders could earn up to approximately $7.66367 and $7.64, respectively, in potential profit per share if they were to sell those Common Shares at the current trading price. Certain Selling Securityholders also hold, in the aggregate, 1,621,343 Company Performance Warrants, with exercise prices that range from CAD$2.14 to CAD$2.84 (US$1.58 to US$2.09, using an exchange rate of 1.00 USD to 1.36 CAD as of September 19, 2024) and could earn up to approximately US$6.06 in profit per share if they were to sell the Common Shares issuable upon exercise of those Company Performance Warrants at the current trading price. The PIPE Investors purchased their Common Shares at US$10.10 per share and would not earn a profit if they were to sell those shares at the current trading price. Investors who purchase the Common Shares on the NYSE following the Business Combination are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices originally paid by the Selling Securityholders and the current trading price that new investors would pay. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further. While certain Selling Securityholders may experience a positive rate of return based on the current trading price of our Common Shares, other Selling Securityholders may not. For example, the PIPE Investors acquired their Common Shares at a purchase price of $10.10 per Common Share, or approximately $2.46 greater than the closing price of the Common Shares on the NYSE on September 19, 2024.

The table below provides, as of September 19, 2024, information regarding the beneficial ownership of the Common Shares and Company Warrants of each Selling Securityholder, the number of Common Shares and number of Company Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 69,468,064 Common Shares outstanding as of September 19, 2024. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, the Company deemed to be outstanding all Common Shares subject to Company Warrants and Company Performance Warrants, as those warrants are currently exercisable. The Company did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. However, for purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Securities beneficially owned prior to this offering			Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Common Shares(1)%		Company Warrants	Common Shares(1)	Company Warrants	Common Shares(1)%				Company Warrants
M3-Brigade Sponsor III LP(2)(3)	6,626,667	8.9%	2,526,667	6,626,667	2,526,667	–		–		–
Julian McIntyre(4)(5)	21,446,726	30.4%	1,575,187	21,446,726	1,575,187	–		–		–
Venkat Siva(4)(6)	7,122,531	10.2%	523,125	7,122,531	523,125	–		–		–
Jonathan Klesch(4)(7)	1,193,747	1.7%	435,938	1,193,747	435,938	–		–		–
Robert Logan(4)(8)	5,240,639	7.5%	375,000	3,842,843	375,000	1,397,796	(8)	2.0	%(8)	–
David Phung(3)	1,509,026	2.2%	89,790	1,222,515	112,501	–		*		–
Crystal Park(4)(9)	158,367	*	11,756	120,051	11,756	38,316	(9)	*
Albert Ma(4)(10)	507,555	*	37,271	403,799	37,271	103,756	(10)	*
Kevin Millar(4)(11)	381,486	*	28,011	300,011	28,011	81,475	(11)	*
Brigade Capital Management, LP(12)	4,991,551	7.2%	127,512	2,070,972	–	2,920,579	(13)	4.2	%(13)	127,512
Trafigura Canada Limited(14)	1,670,833	2.4%	–	1,670,833	–	–		1.5%		–
Luxor Gibraltar, LP – Series I(15)	–	*	3,704	–	–	–		*		3,704
Luxor Capital Partners Offshore Master Fund, LP(15)	–	*	74,480	–	–	–		*		74,480
Luxor Gibraltar, LP – Series I(15)	–	*	112,816	–	–	–		*		112,816
Thebes Offshore Master Fund, LP(15)	2,742,338	3.9%	111,000	122,823	–	2,619,515		3.7%		111,000
HT Investments, LLC(16)	400,000	*	–	400,000	–	–		–		–

*	Less than 1.0%.

(1)	The number of Common Shares listed for each Selling Securityholder assumes the exercise of all of the Company Warrants beneficially owned by such Selling Securityholder.

(2)	The business address is 1700 Broadway, 19th Floor, New York, NY 10019. MBSC Sponsor provides certain consulting services to the Company relating to, among other things, the Company’s transition to being a public company, pursuant to a consulting agreement initially entered into in April 2024. Matthew Perkal, a member of the Company Board who was nominated by MBSC Sponsor pursuant to its rights under the Investor Rights Agreement, is an employee of Brigade Capital Management, LP, an affiliate of MBSC Sponsor and, prior to the Business Combination served as the Chief Executive Officer of MBSC. As compensation for the consulting services, the Company has agreed to grant 500,000 restricted stock units under the Company’s Incentive Plan to MBSC Sponsor. The restricted stock units vest in quarterly instalments of 125,000 each and 250,000 of those restricted stock units have vested as of the date hereof.

(3)	Includes Common Shares underlying 250,000 vested restricted stock units held by MBSC Sponsor.

(4)	The business address is Greenfire Resources Ltd., 1900 – 205 5th Avenue SW, Calgary, AB T2P 2V7.

(5)	Owned through Allard Services Limited, a company formed under the laws of the Isle of Man (“Allard”). On September 16, 2024, Allard, Annapurna Limited and Modro Holdings LLC, another significant shareholder, announced that they had agreed to sell all of their Common Shares to certain limited partnerships managed by Waterous Energy Fund Management Corp. (collectively, “WEF”) for consideration of CAD$10.93 per share. Completion of the transaction is subject to closing conditions which may include receipt of certain regulatory approvals. Pursuant to a stock purchase agreement dated September 16, 2024 with Annapurna Limited, Allard has also agreed to transfer 300,000 of its Common Shares to Annapurna Limited for CAD$10.93 per share. That transfer will close prior to the proposed sale to WEF and, as such, the number of Common Shares available to be sold hereunder by Allard at the time of the proposed sale to WEF is expected to be 19,571,539.

(6)	Owned through Annapurna Limited, a company formed under the laws of the Isle of Man (“Annapurna”). On September 16, 2024, Annapurna, Allard and Modro Holdings LLC, another significant shareholder, announced that they had agreed to sell all of their Common Shares to entities owned or controlled by WEF for consideration of CAD$10.93 per share. Completion of the transaction is subject to closing conditions which may include receipt of certain regulatory approvals. Pursuant to a stock purchase agreement dated September 16, 2024 with Allard, Annapurna has also agreed to purchase 300,000 Common Shares from Allard for CAD$10.93 per share. That transfer will close prior to the proposed sale to WEF and, as such, the number of Common Shares available to be sold hereunder by Annapurna at the time of the proposed sale to WEF is expected to be 6,899,406.

(7)	Owned through Spicelo Limited, a company formed under the laws of Cyprus.

(8)	Includes Common Shares issuable upon exchange of 1,397,796 Company Performance Warrants and assumes those Common Shares will not be sold by the Selling Securityholder.

(9)	Includes Common Shares issuable upon exchange of 38,316 Company Performance Warrants and assumes those Common Shares will not be sold by the Selling Shareholder.

(10)	Includes Common Shares issuable upon exchange of 103,756 Company Performance Warrants and assumes those Common Shares will not be sold by the Selling Shareholder.

(11)	Includes Common Shares issuable upon exchange of 81,475 Company Performance Warrants and assumes those Common Shares will not be sold by the Selling Shareholder.

(12)	Brigade Capital Management, LP, a Delaware limited partnership (“Brigade CM”), Brigade Capital Management LLC, a Delaware limited liability company (“Brigade GP”) and Donald E. Morgan, III (collectively, the “Brigade Parties”) have shared voting and dispositive power with respect to 4,991,551 Common Shares (including 127,512 Common Shares issuable upon exercise of Company Warrants) which are held directly by private investment funds and accounts managed by Brigade CM. Brigade GP is the general partner of Brigade CM. Mr. Morgan is the managing member of Brigade GP. Matthew Perkal, a member of the Company Board who was nominated by MBSC Sponsor pursuant to its rights under the Investor Rights Agreement, is an employee of Brigade Capital Management, LP. The business address of the Brigade Parties is 399 Park Avenue, 16th Floor, New York, NY 10022.

(13)	Includes Common Shares issuable upon exchange of 127,512 Company Warrants and assumes those Common Shares will not be sold by the Selling Shareholder.

(14)	The business address is K1700 400 3rd Avenue, SW, Calgary, Alberta T29 4H2, Canada. The holder and its affiliates have provided financing to predecessors to the Company, are the sole third-party petroleum marketer to the Company and source diluent for the Company’s operations. The Petroleum Marketer was also a lender under a letter of credit facility with the Company that was terminated in November 2023. For a description of those relationships, see the discussion of relationships with the Petroleum Marketer under the headings “Business — Material Contracts, Liabilities and Indebtedness — Marketing Agreements.” “Business—Our History—Acquisition of the Demo Asset” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity” in our 2023 Annual Report.

(15)	LCG Holdings, LLC (“LCG Holdings”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”) and Christian Leone may be deemed to beneficially own the Common Shares and Company Warrants owned by Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Thebes Offshore Master Fund, LP and Luxor Gibraltar, LP – Series I (collectively, the “Luxor Selling Securityholders”). LCG Holdings is the general partner of the Luxor Selling Securityholders. Luxor Capital Group is the investment manager of the Luxor Selling Securityholders. Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the managing member of Luxor Management. The principal business address of each of the Onshore Fund, the Gibraltar Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 7 Times Square, 43rd Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Thebes Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address is 7 Times Square, 43rd Floor, New York, New York 10036.

(16)	HT Investments, LLC is a Delaware limited liability company managed by Fortinbras Enterprises LP, a Delaware limited partnership (“Fortinbras Enterprises”). Fortinbras Enterprises Holdings LLC, a Delaware limited liability company (“Fortinbras HoldCo”) serves as the general partner of Fortinbras Enterprises. Benjamin E. Black is the sole member of Fortinbras HoldCo and as such may be deemed to have voting and dispositive control with respect to 400,000 Common Shares. The business address of HT Investments, LLC is 445 Park Avenue, Suite 1401, New York, NY 10022.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) with respect to the ownership and disposition of the Company’s Securities. This discussion applies only to the Company’s Securities that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations (“Treasury Regulations”), administrative rulings, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. The Company has not sought, nor does it intend to seek, any rulings from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS, or a court will agree with such statements, positions, and conclusions.

The following discussion does not purport to be a complete analysis of all potential tax considerations relevant to the ownership or disposition of the Company’s Securities. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, any tax treaties or any other tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular U.S. Holders in light of their personal circumstances or that may be relevant to certain categories of U.S. Holders that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	Holders of common shares of MBSC or private placement warrants for common shares of MBSC prior to the Business Combination;

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	regulated investment companies, real estate investment trusts and persons subject to the alternative minimum tax;

●	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell the Company’s Securities under the constructive sale provisions of the Code;

●	persons that acquired the Company’s Securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	persons that hold the Company’s Securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States;

●	persons that actually or constructively own 10% or more (by vote or value) of any class of shares of the Company;

●	the Company’s officers or directors; and

●	persons who are not U.S. Holders.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Company’s Securities, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding the Company’s Securities are urged to consult with and rely solely upon their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

ALL HOLDERS SHOULD CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder Defined

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Company’s Securities, for U.S. federal income tax purposes that is either:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Tax Characterization of Distributions with Respect to Common Shares

Subject to the PFIC rules discussed below, if the Company pays distributions of cash or other property to U.S. Holders of Common Shares, the gross amount of such distributions (without reduction for any Canadian income tax withheld from such distribution) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be treated as described in the section entitled “-Distributions Treated as Dividends” below. Distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Common Shares, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Shares. Any remaining portion of the distribution will be treated as gain from the sale or exchange of Common Shares and will be treated as described in the section entitled “-Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Warrants” below. However, the Company does not expect to maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. A U.S. Holder should therefore assume that any distribution by the Company with respect to Common Shares will be reported as dividend income. U.S. Holders are urged to consult with and rely solely upon their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Possible Constructive Distributions with Respect to Warrants

The terms of the Company Warrants provide for an adjustment to the number of Common Shares for which Company Warrants may be exercised or to the exercise price of the Company Warrants in certain events. An adjustment which has the effect of preventing dilution generally should not be taxable. U.S. Holders of the Company Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the warrant holders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Common Shares that would be obtained upon exercise or through a decrease in the exercise price of the Company Warrants) as a result of a distribution of cash or other property to the Holders of Common Shares. Any such constructive distribution would be treated in the same manner as if U.S. Holders of Company Warrants received a cash distribution from the Company generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to U.S. Holders of Common Shares described herein. See the section entitled “-Tax Characterization of Distributions with Respect to Common Shares” above. For certain information reporting purposes, the Company is required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which the Company may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of any such constructive distributions are determined.

Distributions Treated as Dividends

Dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends the Company pays to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate only if (a) Common Shares continue to be readily tradable on the Nasdaq or another established securities market in the United States or the Company is eligible for benefits of a comprehensive income tax treaty with the United States, and (b) a certain holding period and other requirements are met, including that the Company is not classified as a PFIC during the taxable year in which the dividend is paid or a preceding taxable year with respect to such U.S. Holder. As discussed below, if a U.S. Holder held shares in the Company when it was classified as a PFIC, the Company would generally continue to be treated as a PFIC with respect to such U.S. Holder in a taxable year even if the Company is not classified as a PFIC in such taxable year. If such requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders should consult with and rely solely upon their own tax advisors regarding the availability of the lower preferential rate for qualified dividend income for any dividends paid with respect to Common Shares.

Dividends paid with respect to Common Shares will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally be treated as passive category income or, in the case of certain types of U.S. Holders, general category income for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on Common Shares. A U.S. Holder that does not elect to claim a foreign tax credit for foreign tax withheld may, generally, instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes.

THE RULES GOVERNING THE FOREIGN TAX CREDIT ARE COMPLEX, AND THE OUTCOME OF THEIR APPLICATION DEPENDS IN LARGE PART ON THE U.S. HOLDER’S INDIVIDUAL FACTS AND CIRCUMSTANCES. ACCORDINGLY, U.S. HOLDERS ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE AVAILABILITY OF THE FOREIGN TAX CREDIT IN THEIR PARTICULAR CIRCUMSTANCES.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Company Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Common Shares or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the sum of the amount of cash and the fair market value of any property received in such disposition and (b) the U.S. Holder’s adjusted tax basis in the Common Shares or Company Warrants. A U.S. Holder’s adjusted tax basis in its Common Shares or Company Warrants generally will equal the U.S. Holder’s acquisition cost of its Common Shares or Company Warrants or, as discussed below, the U.S. Holder’s initial basis for the Common Shares received upon exercise of Company Warrants, less, in the case of Common Shares, any prior distributions paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes (as discussed below).

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Shares or Company Warrants, as applicable, so disposed of exceeds one year. If the one-year holding period requirement is not satisfied, any gain on a sale or other taxable disposition of the Common Shares or Company Warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Cash Exercise of a Company Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss on the acquisition of Common Shares upon the exercise of a Company Warrant for cash. The U.S. Holder’s adjusted tax basis in its Common Shares received upon exercise of a Company Warrant generally will be an amount equal to the sum of the U.S. Holder’s adjusted tax basis in such Company Warrant and the exercise price of such Company Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Shares received upon exercise of the Company Warrant will commence on the date of exercise of the Company Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Company Warrant.

Cashless Exercise of a Company Warrant

The tax characterization of a cashless exercise of a Company Warrant is not clear under current U.S. federal tax law. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with and rely solely upon their own tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules discussed below, a cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (a) not a realization event and thus tax-deferred, (b) a realization event that qualifies as a tax-deferred “recapitalization,” or (c) a taxable realization event. While not free from doubt, the Company intends to treat any cashless exercise of a Company Warrant occurring after its giving notice of an intention to redeem the Company Warrant for cash, as will be permitted under the terms of the Warrant Agreement, as if the Company redeemed such Company Warrant for shares in a cashless exchange qualifying as a tax-deferred recapitalization. However, there is some uncertainty regarding the Company’s intended tax treatment, and it is possible that a cashless exercise could be characterized differently by the IRS or a court. Accordingly, the tax consequences of all three characterizations are generally described below. U.S. Holders should consult with and rely solely upon their own tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, a U.S. Holder would not recognize any gain or loss on the exchange of Company Warrants for Common Shares. A U.S. Holder’s basis in the Common Shares received would generally equal the U.S. Holder’s aggregate basis in the exchanged Company Warrants. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in the Common Shares would be treated as commencing on the date of exchange of the Company Warrants or on the immediately following date, but the holding period would not include the holding period of the Company Warrants exercised therefor. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of the Common Shares would include the holding period of the Company Warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. Under this characterization, a portion of the Company Warrants to be exercised on a “cashless basis” would be deemed to have been surrendered in payment of the exercise price of the remaining portion of such Company Warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of Company Warrants having an aggregate value equal to the exercise price of the remaining Company Warrants deemed exercised. Subject to the PFIC rules described below, the U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the Company Warrants deemed sold and its adjusted tax basis in such Company Warrants (generally in the manner described in the section entitled “-Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Company Warrants” above), and the U.S. Holder’s adjusted tax basis in the Common Shares received would generally equal the sum of the U.S. Holder’s adjusted tax basis in the remaining Company Warrants deemed exercised and the exercise price of such Company Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Shares would commence on the date of exercise of the Company Warrants or on the date following the date of exercise of the Company Warrants, but the holding period would not include the period during which the U.S. Holder held the Company Warrants. U.S. Holders should consult with and rely solely upon their own tax advisors regarding the tax consequences of a cashless exercise.

Redemption or Repurchase of Warrants for Cash

Subject to the PFIC rules discussed below, if the Company redeems the Company Warrants for cash as will be permitted under the terms of the Warrant Agreement or if the Company repurchases Company Warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described in the section entitled “-Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Warrants” above.

Expiration of a Warrant

If a Company Warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s adjusted tax basis in the Company Warrant. The deductibility of capital losses is subject to certain limitations for U.S. federal income tax purposes.

Receipt of Non-U.S. Currency

The gross amount of any dividend distribution that a U.S. Holder must include in income will be the U.S. dollar amount of the payments made in a currency other than U.S. dollars, calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes, and will not be eligible for the special tax rate applicable to qualified dividend income. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to United States persons that hold, or are treated as holding, shares in a foreign (i.e., non-U.S.) corporation classified as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes.

In general, the Company will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either:

●	at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets); or

●	the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.

At present, the Company does not expect to be treated as a PFIC for 2024. However, because the revenue production of the Company is uncertain, and because PFIC status is based on income, assets and activities for an entire taxable year, there can be no assurance that the Company will not be treated as a PFIC under the income or asset test for the current taxable year or any future taxable year.

For purposes of determining whether the Company is a PFIC, the Company will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which it owns at least 25% of the value of the subsidiary’s stock. The Company may hold, directly or indirectly, interests in other entities that are PFICs (“Subsidiary PFICs”). If the Company is a PFIC, each U.S. Holder will be treated as owning its pro rata share by value of the stock of any such Subsidiary PFICs.

Although PFIC status is determined annually, an initial determination that the Company is a PFIC for a taxable year will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) Common Shares or Company Warrants during a tax year in which the Company was a PFIC, whether or not the Company is classified as a PFIC in those subsequent years. As discussed more fully below, if the Company were to be treated as a PFIC for any taxable year in which a U.S. Holder holds Common Shares or Company Warrants (regardless of whether the Company remains a PFIC for subsequent taxable years), a U.S. Holder would be subject to different tax rules depending on whether the U.S. Holder makes an election to treat the Company as a “qualified electing fund” (a “QEF Election”). As an alternative to making a QEF Election, a U.S. Holder should be able to make a “mark-to-market” election with respect to its Common Shares (but not with respect to Company Warrants).

Taxation of U.S. Holders Making a Timely QEF Election. In general, if the Company is treated as a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described below in respect of its Common Shares (but not its Company Warrants) by making a timely and valid QEF Election (if eligible to do so) in the first taxable year in which such U.S. Holder held (or was deemed to hold) Common Shares and the Company is classified as a PFIC. Generally, a QEF Election should be made on or before the due date for filing such U.S. Holder’s U.S. federal income tax return for such taxable year. At present the Company does not plan to provide a PFIC annual information statement to enable such U.S. Holder to make and maintain a QEF Election. It is not entirely clear how various aspects of the PFIC rules apply to the Company Warrants, and U.S. Holders are strongly urged to consult with and rely solely upon their own tax advisors regarding the application of such rules to their Warrants in their particular circumstances.

Taxation of U.S. Holders Making a “Mark-to-Market” Election. Alternatively, if the Company is treated as a PFIC for any taxable year and, as the Company anticipates, Common Shares are treated as “marketable stock,” a U.S. Holder that holds Common Shares at the close of such U.S. Holder’s taxable year may make a “mark-to-market” election with respect to such shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If made, a mark-to-market election would be effective for the taxable year for which the election is made and for all subsequent taxable years, unless Common Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election. Finally, if the Company were treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election (including a late QEF Election with a purging election described below) or a mark-to-market election for that year (a “Non-Electing Holder”) would be subject to special rules with respect to (a) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing Holder on its Common Shares during a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder during the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for its Common Shares) and (b) any gain realized on the sale, exchange, or other disposition of its Common Shares. Under these special rules:

●	the Non-Electing Holder’s excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for its Common Shares or Company Warrants;

●	the amount allocated to the Non-Electing Holder’s taxable year in which the Non-Electing Holder received the excess distribution or realized the gain, or to the portion of the Non-Electing Holder’s holding period prior to the first day of the Company’s taxable year for which the Company was a PFIC, would be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years (or portions thereof) of the Non-Electing Holder would be subject to tax at the highest rate of tax in effect for the Non-Electing Holder for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

THE PFIC RULES (INCLUDING THE RULES WITH RESPECT TO THE QEF ELECTION AND THE MARK-TO-MARKET ELECTION) ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

Information Reporting and Backup Withholding

Dividends paid to U.S. Holders with respect to Common Shares and proceeds from the sale, exchange, or redemption of the Company’s Securities may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (a) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (b) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including stock, securities, or cash) to the Company. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult with and rely solely upon their own tax advisors regarding the foreign financial asset and other reporting obligations and their application to their ownership of the Company’s Securities.

THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF THE COMPANY’S SECURITIES. SUCH HOLDERS SHOULD CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNING THE COMPANY’S SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT (AND ANY POTENTIAL FUTURE CHANGES THERETO) OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS AND ANY INCOME TAX TREATIES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain of the principal Canadian federal income tax considerations generally applicable to beneficial owners of Company Securities who acquires Company Securities pursuant to this Prospectus and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the regulations made thereunder as amended from time to time (together, the “ITA”) (a) is not, and is not deemed to be, resident in Canada, (b) deals at arm’s length with the Company, (c) is not affiliated with the Company, (d) holds Company Securities as capital property, (e) does not use or hold, and is not deemed to use or hold, Company Securities in a business carried on in Canada, (f) does not have a “permanent establishment” or “fixed base” in Canada, (g) has not entered into, with respect to Company Securities, a “derivative forward agreement” or a “dividend rental agreement” each as defined in the ITA (“Non-Canadian Holder”). This summary does not apply to a beneficial owner of Company Securities that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” for purposes of the ITA.

This summary assumes Common Shares will be listed on a designated stock exchange (which currently includes the NYSE) at all relevant times. Additional specific considerations related to the “foreign affiliate dumping” rules in section 212.3 of the ITA, may be applicable and are not discussed herein. Non-Canadian Holders should consult their own Canadian tax advisors with respect to these rules and particular consequences.

This summary is based on the current provisions of the ITA and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the ITA and the Canada-United States Tax Convention (1980) as amended (the “Treaty”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in the law or administrative policy or assessing practice, whether by legislative, administrative, or judicial action, nor does it take into account tax legislation or considerations of any province, territory, or foreign jurisdiction, which may differ from those discussed herein.

The summary is of a general nature only and is not, and is not intended to be, nor should it be construed as, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. The relevant tax considerations applicable to the acquiring, holding and disposing of the Common Shares may vary according to the status of the holder, the jurisdiction in which the holder resides or carries on business, and the holder’s own particular circumstances. Accordingly, holders should consult with their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the ITA, all amounts relating to the acquisition, holding, or disposition of Company Securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the ITA. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the exchange rates.

Taxation of Non-Canadian Holders of Common Shares and Company Warrants

Exercise of Company Warrants

Generally, a Non-Canadian Holder will not recognize a gain or loss on the acquisition of Common Shares upon the exercise of a Company Warrant in accordance with the terms of the Warrant Agreement. When a Company Warrant is exercised, the Non-Canadian Holder’s cost of the Common Share acquired thereby will be equal to the adjusted cost base of the Company Warrant to such Non-Canadian Holder, plus the amount paid on the exercise of the Company Warrant. The adjusted cost base to a Non-Canadian Holder of each Common Share acquired on the exercise of a Warrant must be determined by averaging the cost to the Non-Canadian Holder of the Common Share with the adjusted cost base of all other Common Shares (if any) held as capital property by the Non-Canadian Holder immediately prior to the exercise of such Company Warrant and by making certain other adjustments required under the ITA.

Expiry of Company Warrants

Generally, the expiry of an unexercised Company Warrant will give rise to a capital loss equal to the adjusted cost base to the Non-Canadian Holder of such expired Company Warrant.

Disposition of the Common Shares and Company Warrants

On a disposition of a Common Share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) a Non-Canadian Holder will not be subject to tax under the ITA in respect of any capital gain realized by such Non-Canadian Holder, unless the Common Shares constitute “taxable Canadian property” (as defined in the ITA) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention.

On a disposition of a Company Warrant (including on a disposition to the Company, whether purchased by the Company pursuant to the terms of the Warrant Agreement or in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Non-Canadian Holder will not be subject to tax under the ITA in respect of any capital gain realized by such Non-Canadian Holder, unless the Company Warrants constitute “taxable Canadian property” (as defined in the ITA) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention.

Generally, provided the Common Shares and Company Warrants, as applicable, are listed on a designated stock exchange (which currently includes the NYSE) at the time of the disposition by a Non-Canadian Holder, the Common Shares and Company Warrants will not constitute taxable Canadian property of such Non-Canadian Holder at such time unless, at any time during the 60-month period immediately preceding the disposition of either Common Shares or Company Warrants, the following conditions are satisfied concurrently: (i) (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of the capital stock of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in or for civil law rights in, any such properties whether or not the properties exist. Common Shares and Company Warrants may also be deemed to be taxable Canadian property in certain other circumstances.

A Non-Canadian Holder that disposes of, or is deemed to have disposed of, a Common Share or Company Warrant that constitutes “taxable Canadian property”, and is not entitled to relief under an applicable income tax convention, will generally be subject to capital gain or capital loss consequences in Canada.

Subject to the next paragraph, generally one-half of any capital gain (a “taxable capital gain”) realized by a Non-Canadian Holder in a taxation year must be included in the Non-Canadian Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Non-Canadian Holder in a taxation year must be deducted from taxable capital gains realized by the Non-Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the ITA.

On June 10, 2024, draft legislation was tabled in the House of Commons to implement the main features of the proposal in Canada’s 2024 federal budget to generally increase the proportion of a capital gain that would be included in income, or the proportion of a capital loss that would constitute an allowable capital loss, as discussed above, from one-half to two-thirds, generally effective for dispositions on or after June 25, 2024 (the “Capital Gains Proposals”). The Capital Gains Proposals provide that the previous one-half inclusion rate will continue to apply with respect to up to $250,000 of capital gains realized by an individual, either directly or indirectly via a partnership or trust, net of any (i) current-year capital losses; (ii) capital losses of other years applied to reduce current-year capital gains; and (iii) capital gains for which an exemption is claimed. Certain other conditions impacting the computation of the $250,000 may apply, including where a stock option benefit deduction is claimed by an individual. The Capital Gains Proposals also provide for corresponding adjustments to the inclusion rate of capital losses and carried forward capital losses, as well as for transitional rules and other consequential amendments. Such transitional rules may result in a Non-Canadian Holder whose taxation year includes June 25, 2024 having an inclusion rate that is less than two-thirds in respect of capital gains or losses realized in that taxation year and after June 24, 2024 and, in the case of a Non-Canadian Holder that is a trust other than a personal trust whose taxation year begins before June 25, 2024 and ends after June 24, 2024, may result in beneficiaries of that trust having an inclusion rate of less than two-thirds for capital gains or losses realized by such trust in that taxation year and after June 24, 2024 and allocated to them in accordance with the ITA. The announcements accompanying the Capital Gains Proposals indicated that additional draft legislation to implement these rules was to be released at the end of July 2024; pending such draft legislation, certain aspects of the proposals remain unclear. Non-Canadian Holder should consult their own tax advisors having regard to their particular circumstances.

A Non-Canadian Holder contemplating a disposition of the Common Shares or Company Warrants that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Dividends on the Common Shares

Dividends paid or credited, or deemed to be paid or credited, on the Common Shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax convention. For example, under the Treaty, where the dividends on the Common Shares are considered to be paid to, or derived by, a Non-Canadian Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

PLAN OF DISTRIBUTION

We have registered the offer and sale from time to time by the Selling Securityholders of:

●	up to 4,177,091 Common Shares of certain Selling Securityholders who purchased class A common shares of MBSC in a private placement pursuant to the PIPE Financing consummated in connection with the Business Combination for a purchase price of $10.10 per share, which shares were converted into Common Shares on a one-for-one basis as part of the Business Combination;

●	up to 4,250,000 Common Shares issued to the MBSC Sponsor and its transferees in exchange for their class B common shares of MBSC on a one-for-one basis (after giving effect to certain forfeitures) pursuant to the Business Combination, which common shares were originally issued in private placements by MBSC (as defined below) for a purchase price of approximately $0.01 per share;

●	37,184,458 Common Shares and 3,098,789 Company Warrants issued to the Greenfire Holders pursuant to the Business Combination in exchange for their securities of Greenfire acquired by them in their capacities as employees, executives and founders that in most cases were issued for nominal consideration or pursuant to grants to such executives under Greenfire’s equity incentive plans;

●	2,526,667 Company Warrants issued to the MBSC Sponsor in exchange for its private placement warrants to acquire common shares of MBSC on a one-for-one basis (after giving effect to certain forfeitures) pursuant to the Business Combination, which warrants were originally purchased in a private placement in connection with the MBSC IPO for a purchase price of $1.50 per warrant; and

●	up to 5,625,456 Common Shares issuable upon exercise of the Company Warrants of MBSC Sponsor and the Greenfire Holders.

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Company Warrants, Common Shares or interests therein received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Company Warrants, Common Shares or interests therein on any stock exchange, market or trading facility on which the Company Warrants or Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Company Warrants, Common Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus forms a part was originally declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Company Warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Company Warrants or Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Company Warrants or Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Company Warrants, Common Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Company Warrants or Common Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Company Warrants or Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Company Warrants or Common Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Company Warrants or Common Shares offered by this prospectus, which Company Warrants or Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Company Warrants or Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Company Warrants by payment of cash, however, we will receive the exercise price of the Company Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the Company Warrants or Common Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement.

In order to comply with the securities laws of some states, if applicable, the Company Warrants or Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Company Warrants or Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Company Warrants or Common Shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Company Warrants or Common Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Burnet, Duckworth & Palmer LLP, Canadian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Common Shares offered by this prospectus. Certain legal matters relating to U.S. law will be passed upon for the Company by Carter Ledyard & Milburn LLP.

EXPERTS

The financial statements of the Company as at December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to the Company’s Amendment No. 1 to the annual report on Form 20-F for the year ended December 31, 2023, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of JACOS as at September 17, 2021, December 31, 2020 and January 1, 2020, and for period ended September 17, 2021 and the year December 31, 2020, incorporated by reference in this prospectus by reference to the Company’s Amendment No.1 to the annual report on Form 20-F for the year ended December 31, 2023, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of reserves of the Company incorporated by reference herein have been prepared based on reports by McDaniel & Associates, the Company’s independent qualified reserves evaluators, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
UNDER U.S. SECURITIES LAWS

The Company is a corporation incorporated under the laws of the Province of Alberta. Other than Matthew Perkal, all of the Company’s directors and executive officers reside outside the United States. All of the Company’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or those persons or to enforce against the Company or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States or other laws of the United States.

The Company has appointed Puglisi & Associates as its agent upon whom process may be served in any action brought against the Company under the laws of the United States arising out of this offering or any purchase or sale of securities in connection with this offering. In addition, investors should not assume that the courts of Canada would enforce (a) judgments of U.S. courts obtained in actions against the Company, its officers or directors, or other said persons, predicated upon the civil liability provisions of the federal securities laws of the United States or other laws of the United States or (b) in original actions, liabilities against the Company or such directors, officers or experts predicated upon the federal securities laws of the United States or other laws of the United States. In addition, there is doubt as to the applicability of the civil liability provisions of federal securities laws of the United States to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Common Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time after its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in documents that have been incorporated by reference in this prospectus as of the date of this prospectus and information contained in later filed documents that are also incorporated by reference into this prospectus, you should rely on the information contained in the documents that are filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:

●	our 2023 Annual Report, including the description of the securities contained therein, together with all amendments and reports filed for the purpose of updating that description;

●	any future filings on Form 20-F we make with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	our reports on Form 6-K, filed with the SEC on May 16, 2024 and August 15, 2024; and

●	any future reports on Form 6-K that we file with the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from the below:

Greenfire Resources Ltd.

1900 – 205 5th Avenue SW

Calgary, Alberta T2P 2V7

Canada

(403) 264-9046

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under subsection 124(1) of the ABCA, except in respect of an action by or on behalf of the Company to procure a judgment in the Company’s favor, the Company may indemnify a current or former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative, investigative or other actions or proceedings in which the Indemnified Person is involved by reason of being or having been director or officer of the Company, if (i) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful.

Notwithstanding the foregoing, the subsection 124(3) of the ABCA provides that an Indemnified Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person involved by reason of being or having been a director or officer of the Company, if the Indemnified Person (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (ii) fulfills the Discretionary Indemnification Conditions. Under subsection 124(3.1) of the ABCA, the Company may advance funds to an Indemnified Person in order to defray the costs, charges and expenses of such a proceeding; however, the Indemnified Person must repay the funds if the Indemnified Person does not fulfill the Mandatory Indemnification Conditions. The indemnification may be made in connection with a derivative action only with court approval and only if the Discretionary Indemnification Conditions are met.

Subject to the aforementioned prohibitions on indemnification, an Indemnified Person will be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (a) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (b) (i) the person acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the person’s conduct was lawful.

As permitted by the ABCA, the Company’s Bylaws require the Company to indemnify directors or officers of the Company, former directors or officers of the Company or other individuals who, at the Company’s request, act or acted as directors or officers or in a similar capacity of another entity of which the Company is or was a shareholder or creditor (and such individual’s respective heirs and personal representatives) to the extent permitted by the ABCA. Because the Company’s Bylaws require that indemnification be subject to the ABCA, any indemnification that the Company provides is subject to the same restrictions set out in the ABCA which are summarized, in part, above.

The Company may also, pursuant to subsection 124(4) of the ABCA, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each person referred to in subsection 124(1) of the ABCA against any liability incurred by such person as a result of their holding office with the Company or a related body corporate.

Item 9. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
2.1.1†	Business Combination Agreement, dated as of December 14, 2022, as amended on April 21, 2023, by and among M3-Brigade Acquisition III Corp., Greenfire Resources Ltd., DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire Resources Inc. (incorporated by reference to Exhibit 2.1.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
2.1.2	Amendment No. 2 to Business Combination Agreement, dated as of June 15, 2023, among M3-Brigade Acquisition III Corp., Greenfire Resources Ltd., DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire Resources Inc. (incorporated by reference to Exhibit 2.1.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
2.1.3	Amendment No. 3 to Business Combination Agreement, dated as of September 5, 2023, among M3-Brigade Acquisition III Corp., Greenfire Resources Ltd., DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire Resources Inc. (incorporated by reference to Exhibit 2.1 of M3-Brigade Acquisition III Corp.’s Form 8-K, File No. 001-40946, filed with the SEC on September 5, 2023).
2.2	Plan of Arrangement (incorporated by reference to Exhibit 2.2 of the Company’s Annual Report on Form 20-F filed with the SEC on March 27, 2024).
3.1	Articles of Greenfire Resources Ltd., dated as of December 9, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
3.1.2	Amendment to Articles of Greenfire Resources Ltd., dated as of September 19, 2023 (incorporated by reference to Exhibit 1.1.2 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 27, 2024).
3.2	By-laws of Greenfire Resources Ltd., dated as of December 9, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
4.1	Amended and Restated Warrant Agreement, dated as of September 20, 2023, by and between Greenfire Resources Ltd., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 2.3 of the Company’s Shell Company Report on Form 20-F, filed with the SEC on September 27, 2023).
4.2	Warrant Agreement, dated as of September 20, 2023, by and between Greenfire Resources Ltd., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 2.4 of the Company’s Shell Company Report on Form 20-F, filed with the SEC on September 27, 2023).
4.3	Investor Rights Agreement, dated September 20, 2023, by Greenfire Resources Ltd., the MBSC Sponsor, certain former shareholders of Greenfire Resources, Inc. and certain investors set forth therein (incorporated by reference to Exhibit 2.5 of the Company’s Annual Report on Form 20-F-, filed with the SEC on March 27, 2024).
4.4	Shareholder Protection Rights Plan Agreement dated September 18, 2024 (incorporated by reference to Exhibit 99.2 of the Company’s Form 6-K, filed with the SEC on September 19, 2024).
5.1*	Opinion of Burnet, Duckworth & Palmer LLP regarding legality of securities being registered.
5.2*	Opinion of Carter Ledyard & Milburn LLP regarding legality of warrants being registered.
23.1*	Consent of Deloitte LLP
23.2*	Consent of Burnet, Duckworth & Palmer LLP (included as part of Exhibit 5.1 hereto).
23.3*	Consent of Carter Ledyard & Milburn LLP (included as part of Exhibit 5.2 hereto).
23.4*	Consent of McDaniel & Associates Consultants Ltd. with respect to the Greenfire Resources Inc. reserve reports.
24.1*	Power of Attorney (contained on the signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that clauses s (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 of the Exchange Act.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on September 20, 2024.

Greenfire Resources Ltd.

By:	/s/ Robert Logan
Name:	Robert Logan
Title:	Chief Executive Officer

NOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert Logan as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities indicated on September 20, 2024.

Name	Title

/s/ Robert Logan	Chief Executive Officer, Director
Robert Logan	(Principal Executive Officer)

/s/ Tony Kraljic	Chief Financial Officer
Tony Kraljic	(Principal Financial and Accounting Officer)

/s/ Jonathan Klesch	Director
Jonathan Klesch
Director
Julian McIntyre
Director
Venkat Siva
/s/ Matthew Perkal	Director
Matthew Perkal
/s/ William Derek Aylesworth	Director
William Derek Aylesworth

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, Greenfire Resources Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States on September 20, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director